Exhibit 99.1

Media Contact:
Kris Charles 269-961-3799

Analysts Contact:
Joel Wittenberg 269-961-2078
KELLOGG COMPANY ANNOUNCES EXECUTIVE CHANGES
BATTLE CREEK, Mich., Aug. 11, 2008 — Consistent with the company’s plans to achieve sustainable, dependable performance over the long-term, Kellogg Company (NYSE: K) today announced the promotion of several executives. These moves demonstrate the depth of talent and continuity among Kellogg’s Global Leadership Team.
     Brad Davidson, currently Senior Vice President, Kellogg Company and President, Kellogg U.S. Snacks and Canada, is promoted to Senior Vice President and President, Kellogg North America. Brad joined Kellogg in 1984. He has held a number of sales leadership positions in Canada and the U.S. and has been in his current role for five years. Under Brad’s leadership, the Kellogg Snacks business has been successfully transformed, achieving excellent results over the past several years. It is now one of the company’s largest business units.
     Paul Norman, currently Senior Vice President, Kellogg Company, and President, U.S. Morning Foods, is promoted to Senior Vice President and President, Kellogg International. Paul joined Kellogg in 1987 and has held leadership roles in Kellogg’s Canada, Mexico and U.K. businesses. Paul’s strategic guidance and insights have enabled Kellogg’s U.S. Morning Foods, Kashi and Frozen Foods businesses to achieve excellent growth during a very challenging cost-inflationary environment. His breadth of international and domestic experience will help accelerate and strengthen the company’s presence in rapidly growing, emerging markets.
     John Bryant, currently Executive Vice President, Chief Financial Officer and President, Kellogg North America, is promoted to Chief Operating Officer, Kellogg Company. John joined the company in 1998 and has led both the Kellogg North America and Kellogg International business units. He retains the title of Chief Financial Officer, Kellogg Company.
     “John’s in-depth knowledge about both the financial and operational elements of our business gives us great confidence in our ability to drive sustainable growth” said David Mackay, President and Chief Executive Officer, Kellogg Company. “He will assist our efforts tremendously as we seek to maintain our competitive stance in a highly challenging global economy.”
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     Jeff Montie, previously, Executive Vice President, Kellogg Company and President, Kellogg International, Global Innovation, Marketing and Sales has made the decision to leave the company.
     “Jeff has been a valued member of our global leadership team. His marketing talents and management abilities greatly benefited Kellogg throughout his more than 20-year career with the company,” Mackay said. “We are grateful for Jeff’s commitment to helping the company achieve global success. We wish him all the best as he moves forward.”
     The company also announced the following promotions:
     Juan Pablo Villalobos, currently Senior Vice President, Kellogg Company, and President, Latin America, is promoted to Senior Vice President and President, U.S. Morning Foods. During his 17 years with Kellogg, Juan Pablo has gained extensive knowledge of the company’s Latin American business. Under his leadership, the Latin American business unit has consistently achieved high single-digit growth.
     Todd Penegor, currently Chief Financial Officer, Kellogg Europe, is promoted to Vice President, Kellogg Company, and President, Kellogg U.S. Snacks, and will join the Global Leadership Team. Todd, who joined Kellogg in 2001, previously served as Chief Financial Officer for Kellogg’s Snacks for five years, giving him firsthand knowledge and understanding of the business.
     Mark Baynes, Global Chief Marketing Officer, is promoted to Global Chief Marketing Officer and Vice President, Kellogg Company, and joins the company’s Global Leadership Team. He is responsible for overseeing the company’s brand-building initiatives and ensuring that worldwide marketing efforts are closely linked to the company’s long-term, strategic growth objectives.
     Commenting on these moves, Mackay said, “These new assignments demonstrate the depth of our management bench and are part of our continuing commitment to growing talent from within the organization. The strength of our leadership team gives us great confidence in our ability to continue driving sustainable performance in a highly challenging environment.”
     The changes are effective immediately with a transition period. Additional announcements to fill the vacant positions will be made in the near future.

     With 2007 sales of nearly $12 billion, Kellogg Company (NYSE:K) is the world’s leading producer of cereal and a leading producer of convenience foods, including cookies, crackers, toaster pastries, cereal bars, frozen waffles, and meat alternatives. The company’s brands include Kellogg’s, Keebler, Pop-Tarts, Eggo, Cheez-It, Club, Nutri-Grain, Rice Krispies, Special K, All-Bran, Mini-Wheats, Morningstar Farms, Famous Amos, Ready Crust and Kashi. Kellogg products are manufactured in 19 countries and marketed in more than 180 countries around the world. For more information, visit the Kellogg Company web site at www.kelloggcompany.com.
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